UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 29, 2018
Taylor Morrison Home Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-35873	90-0907433
(Commission File Number)	(I.R.S. Employer Identification No.)
4900 N. Scottsdale Road, Suite 2000 Scottsdale, AZ	85251
(Address of principal executive offices)	(Zip Code)
(480) 840-8100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On June 29, 2018, Taylor Morrison Communities, Inc. (“TMC”) and the other subsidiaries of Taylor Morrison Home Corporation party thereto entered into Amendment No. 6 (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of July 13, 2011 (as amended, amended and restated, supplemented or otherwise modified thereafter in accordance with the terms thereof, the “Credit Agreement”), among TMC, TMM Holdings Limited Partnership, Taylor Morrison Holdings II, Inc., Taylor Morrison Holdings, Inc., Taylor Morrison Finance, Inc., the lenders party thereto and Credit Suisse AG, as administrative agent for the lenders.
Among other things, the Amendment increases the commitments under the Credit Agreement to $600.0 million and permits the dissolution of certain entities and the addition of intermediate parent holding companies above the borrower.
ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 2, 2018	TAYLOR MORRISON HOME CORPORATION

	By:	/s/ Darrell C. Sherman
	Name:	Darrell C. Sherman
	Title:	Executive Vice President, Chief Legal Officer and Secretary